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                                                                    EXHIBIT 10.1


                             STOCK OPTION AGREEMENT

THIS OPTION HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

         THIS STOCK OPTION AGREEMENT ("AGREEMENT"), is made and entered into as of the 31st day of August, 2004 by and between Heartland Bancshares, Inc. ("HEARTLAND"), an Indiana corporation, and Blue River Bancshares, Inc. ("BLUE RIVER"), an Indiana corporation,

                              W I T N E S S E T H:

         WHEREAS, Heartland and Blue River have entered into an Agreement of Affiliation and Merger ("MERGER AGREEMENT") dated of even date herewith contemporaneously with the execution of this Agreement. The Merger Agreement provides for, among other items, the merger of Heartland and Blue River (the "MERGER") and the conversion of each issued and outstanding share of common stock of Heartland at the Effective Time (as defined in the Merger Agreement) into the right to receive 2.54 shares of common stock of Blue River, as may be adjusted under the Agreement, from Blue River; and

         WHEREAS, Heartland has paid to Blue River the sum of One Hundred and No/100 Dollars ($100.00) in consideration for the grant of the Option (as hereinafter defined) by Blue River to Heartland, which has been granted to further induce Heartland to enter into the Merger Agreement; and

         WHEREAS, Heartland has advised Blue River that the grant by Blue River of the Option pursuant to this Agreement is a condition to Heartland agreeing to the terms of the Merger Agreement.

         NOW, THEREFORE, in consideration of the foregoing premises and the cash payment referenced therein, the receipt of which is hereby acknowledged, the mutual covenants and obligations set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Grant of Option.

                  (a) Blue River hereby grants to Heartland an irrevocable option (the "OPTION") to purchase up to six hundred seventy-seven thousand eight hundred twenty-three (677,823) shares ("OPTION SHARES") of common stock of Blue River (the "COMMON STOCK") at a price per Option Share of Five and 62/100 Dollars (the "PURCHASE PRICE") on the terms and conditions set forth in this Agreement; provided that, in no event shall the


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         number of shares for which this Option is exercisable, together with the number of shares beneficially owned by Heartland other than shares held by Heartland or a subsidiary in a fiduciary capacity for a customer as to which it has no equity interest ("FIDUCIARY SHARES"), exceed 19.9% of Blue River's issued and outstanding shares of Common Stock without giving effect to any shares subject or issued pursuant to the Option.

                  (b) The number of shares of Common Stock subject to the Option shall be increased or decreased, as appropriate, in the event that any additional shares of Common Stock are issued or otherwise become outstanding (other than pursuant to this Agreement or pursuant to an event described in Section 8(a) of this Agreement) or existing shares are redeemed, retired or otherwise become no longer outstanding after the date of this Agreement so that, after any such issuance, redemption or retirement, together with the number of shares previously issued pursuant to this Agreement or otherwise beneficially owned by Heartland or a subsidiary other than Fiduciary Shares, the number of shares of Common Stock subject to the Option equals 19.9% of the number of shares of Common Stock then issued and outstanding without giving effect to any shares subject or issued pursuant to the Option. Nothing contained in this Section 1(b) or elsewhere in this Agreement shall be considered to authorize Blue River to issue shares in breach of any provision of the Merger Agreement.

         2.       Exercise of Option.

                  (a) The holder or holders of the Option (the "HOLDER") may exercise the Option, in whole or part, if and when at any time both an Initial Triggering Event (as defined below) and a Subsequent Triggering Event (as defined below) shall have occurred prior to the occurrence of an Exercise Termination Event (as defined below), provided that the Holder shall have sent notice of such exercise (as required by Section 2 (f)) within six (6) months following such Subsequent Triggering Event (or such later date as provided in Section 10).

                  (b) Each of the following shall be an "EXERCISE TERMINATION EVENT" (i) consummation of the Merger at the Effective Time of the Merger Agreement; (ii) termination of the Merger Agreement in accordance with the provisions thereof if such termination occurs before the occurrence of an Initial Triggering Event; and (iii) the passage of twelve (12) months (or such longer period as is provided in Section 10) after termination of the Merger Agreement if such termination follows the occurrence of an Initial Triggering Event. Notwithstanding anything to the contrary in this Agreement: (i) the Option may not be exercised at any time when Heartland shall be in material breach of any of its covenants or agreements contained in the Merger Agreement such that Blue River shall then be entitled to terminate the Merger Agreement as a result of such material breach; and
         (ii) this Agreement shall automatically terminate upon the proper termination of the Merger Agreement (x) by Blue River as a result of the material breach by Heartland of its covenants or agreements contained in the Merger Agreement, or (y) by Blue River or Heartland if the approval by any federal or state governmental authority or regulatory or administrative agency or commission (each a "GOVERNMENTAL ENTITY") necessary to consummate the Merger shall have been denied by final nonappealable action of such agency or authority.



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

                  (c) The term "INITIAL TRIGGERING EVENT" shall mean any of the following events or transactions occurring on or after the date of this
         Agreement:

                           (i) Blue River or Shelby County Bank ("BLUE RIVER
                  SUBSIDIARY"), without having received Heartland's prior written consent, shall have entered into an agreement to engage in an Acquisition Transaction (as defined below) with any person (for purposes of this Agreement, the term "person" has the meaning given that term in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and the rules and regulations thereunder) other than Heartland or any of its subsidiaries (a "HEARTLAND SUBSIDIARY");

                           (ii) the board of directors of Blue River shall have
                  recommended that the shareholders of Blue River approve or accept any Acquisition Transaction other than the Merger;

                           (iii) any person other than Heartland or any
                  Heartland Subsidiary shall have acquired beneficial ownership or the right to acquire beneficial ownership of ten percent (10%) or more of the outstanding shares of Common Stock (for purposes of this Agreement, the term "BENEFICIAL OWNERSHIP" has the meaning given that term in Section 13(d) of the Exchange Act and the rules and regulations thereunder);

                           (iv) the shareholders of Blue River shall have voted
                  and failed to approve the Merger and the Merger Agreement at a meeting that was held for that purpose or any adjournment or postponement thereof, or such meeting shall not have been held in violation of the Merger Agreement or shall have been canceled prior to termination of the Merger Agreement if at such meeting, or prior to such meeting (or if such meeting shall not have been held or shall have been canceled, prior to such termination), it shall have been publicly announced or the shareholders of Blue River shall have been advised that any person (other than Heartland or any Heartland Subsidiary) shall have made a proposal to engage in an Acquisition Transaction;

                           (v) the board of directors of Blue River shall have
                  failed to solicit proxies, consents or votes in favor of the Merger Agreement and the Company Merger, or the board of directors of Blue River shall not have recommended, or shall have withdrawn or modified (or publicly announced its intention to withdraw or modify) in any manner adverse in any respect to Heartland its recommendation, that the shareholders of Blue River approve the transactions contemplated by the Merger Agreement at any meeting that was held for that purpose, in anticipation of engaging in an Acquisition Transaction (other than with Heartland or any Heartland Subsidiary), or following a proposal to Blue River to engage in an Acquisition Transaction, or Blue River or Blue River Subsidiary shall have authorized, recommended or proposed (or publicly announced or advised its shareholders of its intention to authorize, recommend or propose) an agreement to engage in an Acquisition Transaction with any person other than Heartland or any Heartland Subsidiary;



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                           (vi) any person other than Heartland or any Heartland
                  Subsidiary shall have filed with the Securities and Exchange Commission ("SEC") a registration statement or tender offer materials with respect to a potential exchange or tender offer that would constitute an Acquisition Transaction (or filed a preliminary proxy statement with the SEC with respect to a potential vote by its shareholders to approve the issuance of shares to be offered in such an exchange or tender offer);

                           (vii) Blue River shall have willfully and materially
                  breached any covenant or obligation contained in the Merger Agreement in anticipation of engaging in an Acquisition Transaction (other than with Heartland or any Heartland Subsidiary), and following such breach Heartland would be entitled to terminate the Merger Agreement; or

                           (viii) any person other than Heartland or any
                  Heartland Subsidiary shall have filed an application or notice with the applicable Governmental Entity under the Bank Holding Company Act of 1956, the Federal Deposit Insurance Act, or other applicable state or federal banking laws or regulations, which application or notice has been accepted for processing, for approval to engage in an Acquisition Transaction.

         For purposes of this Agreement, "ACQUISITION TRANSACTION" means: (a) a merger, consolidation, share exchange or any similar transaction, involving Blue River or Blue River Subsidiary other than the Merger; (b) a purchase, lease or other acquisition of all or a substantial part of the assets or deposits of Blue River or Blue River Subsidiary; (c) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing ten percent (10%) or more of the voting power of Blue River or Blue River Subsidiary; or (d) any substantially similar transaction. In this Agreement, the phrase "in anticipation of engaging in an Acquisition Transaction" shall include, without limitation, any action taken by Blue River's officers or board of directors after any written or oral, authorized or unauthorized, proposal or expression of interest has been communicated to any member of Blue River's management or board of directors concerning an Acquisition Transaction that in any way would involve Blue River and such proposal or expression of interest has not been withdrawn at the time of the action.

                  (d) The term "SUBSEQUENT TRIGGERING EVENT" shall mean either of the following events or transactions occurring after the date of this Agreement:

                           (i) the acquisition by any person (other than
                  Heartland or any Heartland Subsidiary) of beneficial ownership of twenty percent (20%) or more of the then outstanding Common Stock; or

                           (ii) the consummation of the Acquisition Transaction
                  that constituted an Initial Triggering Event as described in clause (i) of Section 2(c), except that the percentage referred to for purposes of defining "Acquisition Transaction" in clause (c) of that definition shall be twenty percent (20%).



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


                  (e) Blue River shall notify Heartland promptly in writing of the occurrence of any Initial Triggering Event or Subsequent Triggering Event (collectively, "TRIGGERING EVENTS"). The giving of such notice by Blue River shall not be a condition to the right of Holder to exercise the Option.

                  (f) If Holder is entitled and wishes to exercise the Option (or any portion thereof), it shall send to Blue River a written notice (the date of such notice is referred to as the "NOTICE DATE") specifying: (i) the total number of shares it will purchase pursuant to such exercise; and (ii) a place and date not earlier than three business days nor later than forty-five (45) business days from the Notice Date for the closing of such purchase (the "CLOSING DATE"); provided, that if prior notification to or approval of any Governmental Entity is required in connection with such purchase, Holder shall promptly file the required notice or application for approval, shall notify Blue River of such filing, and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which any required notification periods have expired or been terminated or such approvals have been obtained and any requisite waiting period or periods shall have passed. Any exercise of the Option shall be considered to occur on the Notice Date relating thereto.

                  (g) At the closing referred to in Section 2(f), Holder shall
         (i) pay to Blue River the aggregate purchase price for the shares of Common Stock purchased pursuant to the exercise of the Option in immediately available funds by wire transfer to a bank account designated by Blue River and (ii) present and surrender this Agreement to Blue River at its principal executive offices. Failure or refusal of Blue River to designate such a bank account or accept surrender of this Agreement shall not preclude Holder from exercising the Option.

                  (h) At the closing, simultaneously with the delivery of immediately available funds as provided in Section 2(g), Blue River shall deliver to Holder a certificate or certificates representing the number of shares of Common Stock purchased by Holder and, if the Option should be exercised in part only, a new Option evidencing the rights of Holder to purchase the balance of the shares subject to this Option.

                  (i) Certificates for Common Stock delivered at a closing under this Agreement may be endorsed with a restrictive legend that shall read substantially as follows:

         "The transfer of the shares represented by this certificate is subject to certain provisions of an agreement, dated as of August 31, 2004, between the registered holder hereof and Blue River Bancshares, Inc., and to resale restrictions arising under the Securities Act of 1933, as amended. A copy of such agreement is on file at the principal office of Blue River and will be provided to the holder hereof without charge upon receipt by Blue River of a written request therefor."

         It is understood and agreed that: (i) the reference to the resale restrictions of the Securities Act of 1933, as amended (the "SECURITIES ACT"), in the above legend shall be removed by delivery of substitute certificate(s) without such reference if Holder shall have delivered to

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Blue River a copy of a letter from the staff of the SEC, or an opinion of counsel, in form and substance reasonably satisfactory to Blue River, to the effect that such legend is not required for purposes of the Securities Act; (ii) the reference to the provisions of this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the shares have been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference in the opinion of counsel to Holder; and (iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied. In addition, such certificates shall bear any other legend as may be required by law.

                  (j) Upon the giving by Holder to Blue River of the written notice of exercise of the Option provided for under Section 2(f) and the tender of the applicable purchase price in immediately available funds, Holder shall be considered, subject to the receipt of any necessary regulatory approvals, to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Blue River shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to Holder. Blue River shall pay all expenses, and any and all federal, state and local taxes and other charges that may be payable in connection with the preparation, issuance and delivery of stock certificates under this Section 2 in the name of Holder or its assignee, transferee or designee.

                  (k) Notwithstanding any other provision of this Agreement to the contrary, in no event shall Heartland (together with any other Holders of the Option) purchase under the terms of this Agreement that number of shares of Common Stock that have a "Spread Value" (as defined below) in excess of the Base Surrender Price (as defined in Section 9). For purposes of this Agreement, "SPREAD VALUE" means the difference between (i) the product of (A) the sum of the total number of shares of Common Stock that Heartland (together with any other Holders of the Option) (1) intends to purchase upon exercise of the Option on the date of exercise and (2) previously purchased pursuant to the prior exercise of the Option, and (B) the average of the closing bid and asked prices of Blue River Common Stock as quoted on Nasdaq at the close of trading on the last trading day immediately preceding the date of exercise, and
         (ii) the product of (A) the total number of shares of Common Stock Heartland (together with any other Holders of the Option) (1) intends to purchase upon exercise of the Option on the date of exercise and (2) previously purchased pursuant to the prior exercise of the Option, and
         (B) the applicable Option Price of such shares of Common Stock. If the Spread Value exceeds the Base Surrender Price, the number of shares of Common Stock that Heartland (together with any other Holders of the Option) is entitled to purchase on the date of exercise shall be reduced to the greatest number of shares permissible such that the Spread Value equals or is less than the Base Surrender Price.

         3. Covenants of Blue River. Blue River agrees: (i) that it shall at all times maintain, free from preemptive rights, sufficient authorized but unissued or treasury shares of Common Stock so that the Option may be exercised without additional authorization of Common Stock after giving effect to all other options, warrants, convertible securities and other rights to purchase Common Stock; (ii) that it will not, by amendment to its Articles of Incorporation or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed under this Agreement by Blue River; (iii) promptly to take all action as may from time to time be required (including (x) complying with all applicable premerger notification, reporting and waiting period requirements and (y) if, under the applicable federal or state regulatory requirements or any state or federal banking law, prior approval of or notice to any Governmental Entity is necessary before the Option may be exercised, cooperating fully with Holder in preparing such applications or notices and providing such information to each such Governmental Entity as it may require) to permit Holder to exercise the Option and Blue River duly and effectively to issue shares of Common Stock pursuant to this Agreement; and (iv) promptly to take all action provided in this Agreement to protect the rights of Holder against dilution.

         4. Exchange of Option. This Agreement (and the Option granted by this Agreement) are exchangeable, without expense, at the option of Holder, upon presentation and surrender of this Agreement at the principal office of Blue River, for other Agreements providing for Options of different denominations entitling Holder to purchase, on the same terms and subject to the same conditions as are set forth in this Agreement, in the aggregate the same number of shares of Common Stock subject to this Option. The terms "Agreement" and "Option" as used in this Agreement include any stock option agreements and related options for which this Agreement (and the Option granted by this Agreement) may be exchanged. Upon receipt by Blue River of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Blue River will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Blue River, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

         5. Representations and Warranties of Blue River. Blue River hereby represents and warrants to Heartland as follows:

                  (a) This Agreement and the consummation by Blue River of the transactions contemplated hereby have been duly authorized and approved by all necessary corporate action on the part of Blue River, have been duly executed and delivered by an authorized officer of Blue River and constitute a valid and binding obligation of Blue River.

                  (b) Blue River is an Indiana corporation duly organized and validly existing under the laws of the State of Indiana and has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

                  (c) Blue River has taken all necessary corporate and other action to authorize and reserve and to permit it to issue the Option Shares pursuant hereto. Blue River has taken all necessary corporate action to authorize, reserve and permit it to issue, and at all times from the date of this Agreement through the termination of this Agreement in

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         accordance with its terms will have reserved for issuance upon the exercise of the Option, that number of shares of Common Stock equal to the maximum number of shares of Common Stock at any time and from time to time issuable under this Agreement, and all such shares, upon issuance pursuant to this Agreement, will be duly authorized, validly issued, fully paid, and nonassessable, and will be delivered free and clear of all claims, liens, encumbrances and security interests and not subject to any preemptive rights.

                  (d) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate or result in any violation of or be in conflict with, result in acceleration or termination of or constitute a default under any term or provision of the Articles of Incorporation or By-Laws of Blue River or of any agreement, note, bond, indenture, instrument, obligation, judgment, decree, order, binding upon or applicable to Blue River or any Subsidiary or any of their respective properties or assets.

                  (e) Upon any exercise of the Option, whether in whole or in part, Heartland shall, with respect to the Option Shares, (i) be entitled to vote on all matters to come before the shareholders of Blue River at any meeting thereof, and (ii) be entitled to the same preferences, limitations and relative voting and other rights (including dividend and distribution rights) as possessed by all other holders of Blue River Common Stock.

                  (f) The representations and warranties of Blue River contained herein are true, accurate and complete on and as of the date hereof in all material respects, and shall survive the execution of this Agreement.

         6. Representations and Warranties of Heartland. Heartland hereby represents and warrants to Blue River as follows:

                  (a) This Agreement and the consummation by Heartland of the transactions contemplated hereby have been duly authorized and approved by all necessary corporate action on the part of Heartland, have been duly executed and delivered by an authorized officer of Heartland and constitute a valid and binding obligation of Heartland. Heartland is a corporation duly organized and validly existing under the laws of the State of Indiana and has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

                  (b) Heartland is purchasing the Option, and will purchase any shares of common stock of Blue River issued to Heartland upon exercise of the Option, not with a view to the public distribution thereof and will not sell, assign or transfer the Option or any such shares of common stock issued to Heartland upon exercise of the Option except in compliance with all applicable laws and regulations and a legend to such effect shall be noted on the certificate or certificates representing the Option Shares issued upon exercise of the Option and stock transfer restrictions may be given with respect thereto to any transfer agent.



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                  (c) The representations and warranties of Heartland contained herein are true, accurate and complete on and as of the date hereof and shall survive the execution of this Agreement.

         7. Registration Rights. Upon the occurrence of a Subsequent Triggering Event that occurs prior to an Exercise Termination Event, Blue River shall, at the request of Heartland delivered within twelve (12) months (or such later period as provided in Section 10) of such Subsequent Triggering Event (whether on its own behalf or on behalf of any subsequent holder of this Option (or part thereof) or owner of any of the shares of Common Stock issued pursuant hereto), promptly prepare, file and keep current a shelf registration statement under the Securities Act covering any shares issued and/or issuable pursuant to this Option and shall use its reasonable efforts to cause such registration statement to become effective and remain current to permit the sale or other disposition of any shares of Common Stock issued upon total or partial exercise of this Option ("OPTION SHARES") in accordance with any plan of disposition requested by Heartland. Blue River will use its reasonable efforts to cause such registration statement promptly to become effective and then to remain effective for such period not in excess of one hundred eighty (180) days from the day such registration statement first becomes effective or such shorter time as may be reasonably necessary to effect such sales or other dispositions. Heartland shall have the right to demand two such registrations. Blue River shall bear the costs of the first of the two such registrations (including, without limitation, Blue River's attorneys' fees, printing costs and filing fees, except for underwriting discounts or commissions, brokers' fees and the fees and disbursements of Heartland's counsel related thereto). Notwithstanding the above, if, at the time of any request by Heartland for registration of Option Shares as provided above, Blue River is in the process of registration with respect to an underwritten public offering by Blue River of shares of Common Stock, and if in the good faith judgment of the managing underwriter or managing underwriters (or, if none, the sole underwriter or underwriters) of such offering, the offer and sale of the Option Shares would interfere with the successful marketing of the shares of Common Stock offered by Blue River, the number of Option Shares otherwise to be covered in the registration statement contemplated by this Section 7 may be reduced; provided, that, after any such required reduction, the number of Option Shares included in such offering for the account of Holder shall constitute at least twenty-five percent (25%) of the total number of shares to be sold by Holder and Blue River in the aggregate; provided further, that if such reduction occurs, then Blue River shall file a registration statement (which shall not count as one of Holder's two demand registrations) for the balance of the Option Shares subject to the registration demand as promptly as practical as to which no reduction pursuant to this Section 7 shall be permitted or occur and, if such required reduction occurs in connection with the Holder's first demand registration, the twelve (12) month period referred to in the first sentence of this Section shall be increased to twenty-four (24) months for the Holder's second demand registration. Each such Holder shall provide all information reasonably requested by Blue River for inclusion in any registration statement to be filed to register Option Shares. If requested by any such Holder in connection with such registration, Blue River shall become a party to any underwriting agreement relating to the sale of such shares, but only to the extent of obligating itself in respect of representations, warranties, indemnities and other agreements customarily included in such underwriting agreements for an issuer. Upon receiving any request under this Section 7 from any Holder, Blue River agrees to send a copy thereof to any other person known to Blue River to be entitled to registration rights under this Section 7, in each case by promptly mailing the same, postage prepaid, to the address of record of the persons entitled to receive such copies. Notwithstanding anything to the contrary in this Agreement, in no event shall the number of registrations that Blue River is obligated to effect be increased by reason of the fact that there shall be more than one Holder as a result of any assignment or division of this Agreement.

         8. Adjustment Upon Changes in Capitalization.

                  (a) In the event of any change in, or distributions in respect of, the Common Stock by reason of stock dividends, split-ups, mergers, recapitalizations, combinations, subdivisions, conversions, exchanges of shares, or the like (including any stock dividend split-up or subdivision announced prior to the date hereof but not yet effective), the type and number of shares of Common Stock purchasable upon exercise hereof shall be appropriately adjusted and proper provision shall be made so that, in the event that any additional shares of Common Stock are to be issued or otherwise become outstanding as a result of any such change (other than pursuant to an exercise of the Option), the number of Option Shares that remain subject to the Option shall be increased so that, after such issuance and together with Option Shares previously issued pursuant to the exercise of the Option (as adjusted on account of any of the foregoing changes in the Common Stock), it equals 19.9% of the number of shares of Common Stock then issued and outstanding. Nothing contained in this Section 8 or elsewhere in this Agreement shall be deemed to authorize Blue River to breach any provision of the Merger Agreement.

                  (b) Whenever the number of Option Shares purchasable upon exercise hereof is adjusted as provided in this Section 8, the Purchase Price shall be adjusted by multiplying the Purchase Price by a fraction, the numerator of which shall be equal to the number of Option Shares purchasable prior to the adjustment and the denominator of which shall be equal to the number of shares purchasable after the adjustment.

         9. Right of Repurchase; Cash Surrender Right.

                  (a) At any time after the occurrence of a Repurchase Event (defined below): (i) at the request of Holder, delivered prior to an Exercise Termination Event (or such later period as provided in Section
         10), Blue River (or any successor to Blue River) shall repurchase the Option from Holder at a price (the "OPTION REPURCHASE PRICE") equal to the amount by which (x) the Market/Offer Price (as defined below) exceeds (y) the Option Price, multiplied by the number of shares for which this Option may then be exercised; and (ii) at the request of the owner of Option Shares from time to time (the "OWNER"), delivered prior to an Exercise Termination Event (or such later period as provided in Section 10), Blue River (or any successor to Blue River) shall repurchase such number of the Option Shares from Owner as Owner shall designate at a price (the "OPTION SHARE REPURCHASE PRICE") equal to the Market/Offer Price multiplied by the number of Option Shares so designated. The term "MARKET/OFFER PRICE" shall mean the highest of:
         (i) the price per share of Common Stock at which a tender or exchange offer therefor has been made after the date hereof; (ii) the price per share of Common Stock to be paid by any third party pursuant to an agreement entered into with Blue River after the date hereof; (iii) the highest average of the average closing bid and asked prices for shares of Common Stock reported on Nasdaq for a five (5) consecutive trading day period within the ninety (90) calendar days immediately preceding the date Holder gives notice of the required repurchase of this Option or Owner gives notice of the required repurchase of Option Shares, as the case may be; or (iv) in the event of a sale of all or any substantial part of the assets or deposits of Blue River or Blue River Subsidiary, the sum of the net price paid in such sale for such assets or deposits and the current market value of the remaining assets of Blue River as determined by a nationally recognized investment banking firm selected by Holder or Owner, as the case may be, and reasonably acceptable to Blue River, divided by the number of shares of Common Stock of Blue River outstanding at the time of such sale. In determining the Market/Offer Price, the value of consideration other than cash shall be determined by an investment banking firm selected by Holder or Owner, as the case may be, and reasonably acceptable to Blue River.

                  (b) Holder or Owner, as the case may be, may exercise its right to require Blue River to repurchase the Option and any Option Shares pursuant to this Section 9 by surrendering for such purpose to Blue River, at its principal office, a copy of this Agreement or certificates for Option Shares, as applicable, accompanied by a written notice or notices stating that Holder or Owner, as the case may be, elects to require Blue River to repurchase this Option and/or the Option Shares in accordance with the provisions of this Section 9. As promptly as practicable, and in any event within five business days after the surrender of the Option and/or certificates representing Option Shares and the receipt of such notice or notices relating thereto, Blue River shall deliver or cause to be delivered in immediately available funds to Holder the Option Repurchase Price and/or to Owner the Option Share Repurchase Price therefor or the portion thereof that Blue River is not then prohibited under applicable law and regulation from so delivering.

                  (c) To the extent that Blue River is prohibited under applicable law or regulation from repurchasing the Option and/or the Option Shares in full, Blue River shall immediately so notify Holder and/or Owner and thereafter deliver or cause to be delivered in immediately available funds, from time to time, to Holder and/or Owner, as appropriate, the portion of the Option Repurchase Price and the Option Share Repurchase Price, respectively, that it is no longer prohibited from delivering, within five business days after the date on which Blue River is no longer so prohibited; provided, that if Blue River at any time after delivery of a notice of repurchase pursuant to
         Section 9(b) is prohibited under applicable law or regulation from delivering to Holder and/or Owner, as appropriate, the Option Repurchase Price and the Option Share Repurchase Price, respectively, in full (and Blue River hereby undertakes to use its reasonable efforts to obtain all required regulatory and legal approvals and to file any required notices as promptly as practicable in order to accomplish such repurchase), Holder or Owner may revoke its notice of repurchase of the Option or the Option Shares either in whole or to the extent of the prohibition, whereupon, in the latter case, Blue River shall promptly:
         (i) deliver to Holder and/or Owner, as appropriate, that portion of the Option Repurchase

         Price or the Option Share Repurchase Price that Blue River is not prohibited from delivering; and (ii) deliver, as appropriate, either
         (A) to Holder, a new Agreement evidencing the right of Holder to purchase that number of shares of Common Stock obtained by multiplying the number of shares of Common Stock for which the surrendered Agreement was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Option Repurchase Price less the portion of the Option Repurchase Price previously delivered to Holder and the denominator of which is the Option Repurchase Price, and/or (B) to Owner, a certificate for the Option Shares it is then so prohibited from repurchasing. If an Exercise Termination Event shall have occurred prior to the date of the notice by Blue River described in the first sentence of this Section 9(c), or shall be scheduled to occur at any time before the expiration of a period ending on the thirtieth day after such date, Holder shall nonetheless have the right to exercise the Option until the expiration of such thirty (30) day period.

                  (d) For purposes of this Section 9, a "REPURCHASE EVENT" shall be considered to have occurred upon the occurrence of any of the following events or transactions after the date of this Agreement and prior to the occurrence of an Exercise Termination Event (or such later date as provided in Section 10):

                           (i) the acquisition by any person (other than
                  Heartland or any Heartland Subsidiary) of beneficial ownership of fifty percent (50%) or more of the then outstanding Common Stock; or

                           (ii) the consummation of any Acquisition Transaction
                  described in clause (i) of Section 2(c), except that the percentage referred to for purposes of defining "ACQUISITION TRANSACTION" in clause (c) of that definition shall be fifty percent (50%).

                  (e) Heartland may, at any time following a Repurchase Event that occurs prior to the occurrence of an Exercise Termination Event (or such later period as provided in Section 10), relinquish the Option (together with any Option Shares issued to and then owned by Heartland) to Blue River in exchange for a cash fee equal to the Surrender Price; provided, that Heartland may not exercise its rights pursuant to this
         Section 9(e) if Blue River has repurchased the Option (or any portion thereof) or any Option Shares pursuant to Section 9(a). The "Surrender Price" shall be equal to $1,000,000 (the "BASE SURRENDER PRICE") (i) plus, if applicable, Heartland's purchase price with respect to any Option Shares and (ii) minus, if applicable, the excess of (A) the net cash amounts, if any, received by Heartland pursuant to the sale of Option Shares (or any other securities into which such Option Shares were converted or exchanged) to any party, over (B) the Option Price.

                  (f) Heartland may exercise its right to relinquish the Option and any Option Shares pursuant to Section 9(e) by surrendering to Blue River, at its principal office, a copy of this Agreement together with certificates for Option Shares, if any, accompanied by a written notice stating (i) that Heartland elects to relinquish the Option and Option Shares, if any, in accordance with the provisions of Section 9(e) and
         (ii) the Surrender

         Price. The Surrender Price shall be payable in immediately available funds on or before the second business day following receipt of such notice by Blue River.

                  (g) To the extent that Blue River is prohibited under applicable law or regulation from paying the Surrender Price to Heartland in full, Blue River shall immediately so notify Heartland and thereafter deliver or cause to be delivered, from time to time, to Heartland, the portion of the Surrender Price that it is no longer prohibited from paying, within five business days after the date on which Blue River is no longer so prohibited; provided, that if Blue River at any time after delivery of a notice of surrender pursuant to
         Section 9(f) is prohibited under applicable law or regulation from paying to Heartland the Surrender Price in full: (i) Blue River shall
         (A) use its reasonable efforts to obtain all required regulatory and legal approvals and to file any required notices as promptly as practicable in order to make such payments, (B) within five (5) days of the submission or receipt of any documents relating to any such regulatory and legal approvals, provide Heartland with copies of the same, and (C) keep Heartland advised of both the status of any such request for regulatory and legal approvals, as well as any discussions with any relevant regulatory or other third party reasonably related to the same; and (ii) Heartland may revoke such notice of surrender by delivery of a notice of revocation to Blue River and, upon delivery of such notice of revocation, the date of any Exercise Termination Event shall be extended to a date six (6) months from the date on which the Exercise Termination Event would have occurred if not for the provisions of this Section 9(g) (during which period Heartland may exercise any of its rights under this Agreement, including any and all rights pursuant to this Section 9).

         10. Extension of Certain Time Periods. The time periods for the exercise of certain rights under Sections 2, 7, 9, and 11 shall be extended: (i) to the extent necessary to obtain all regulatory approvals for the exercise of such rights (for so long as the Holder or Owner, as the case may be, is using reasonable efforts to obtain such regulatory approvals) and for the expiration of all statutory waiting periods; (ii) to the extent necessary to avoid liability under Section 16(b) of the Exchange Act by reason of such exercise; and (iii) in the event that an Initial Triggering Event may occur pursuant to Section 2(c)(vii) of this Agreement, after the passage of a period of time or cure period under the Merger Agreement, for a period of time equal to any notice or cure periods provided to Blue River in connection with any breach that would permit Heartland to terminate the Merger Agreement.

         11. Assignment. Neither party to this Agreement may assign any of its rights or obligations under this Agreement or the Option created under this Agreement to any other person without the express written consent of the other party, except that if a Subsequent Triggering Event shall have occurred prior to an Exercise Termination Event, Heartland, subject to the express provisions of this Agreement, may assign in whole or in part its rights and obligations under this Agreement; provided, that until the date thirty (30) days following the date on which the last of all applicable Governmental Entities has approved an application by Heartland to acquire the shares of Common Stock subject to the Option, Heartland may not assign its rights under the Option except in: (i) a widely dispersed public distribution; (ii) a private placement in which no one party acquires the right to purchase in excess of two percent (2%) of the voting shares of Blue River; (iii) an assignment to a single party (such as a broker or investment banker) for the purpose of conducting a widely dispersed public distribution on Heartland's behalf; or (iv) any other manner approved by all applicable Governmental Entities.

         12. Cooperation. Heartland and Blue River each will use its reasonable efforts to make all filings with, and to obtain consents of, all third parties and Governmental Entities necessary to the consummation of the transactions contemplated by this Agreement.

         13. Injunction; Specific Performance. Each of the parties hereto hereby acknowledges that the other party will suffer irreparable damage and injury and will not have an adequate remedy at law in the event of any breach of any of its obligations under this Agreement. Accordingly, in the event of such a breach or of a threatened or attempted breach, in addition to all other remedies to which each party hereto is entitled to at law, each party shall be entitled to a temporary and permanent injunction (without the necessity of showing any actual damage) or a decree of specific performance of the provisions hereof, and no bond or other security shall be required in that connection. The remedies described in this Section 13 shall not be exhaustive and shall be in addition to all other remedies that either party may have at law, in equity or otherwise.

         14. Miscellaneous.

                  (a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                  (b) This Agreement may be modified, amended or supplemented only by a written agreement executed by the parties hereto.

                  (c) All notices, requests and other communications hereunder shall be in writing and shall be delivered by hand, by certified United States mail (return receipt requested, first-class postage pre-paid) or by overnight express receipted delivery service (i) to Blue River Bancshares, Inc., at 29 East Washington Street, Shelbyville, Indiana 46176, attention: Russell Breeden, III, and (ii) to Heartland Bancshares, Inc., at 420 North Morton Street, Franklin, Indiana 46131, attention: Steve Bechman.

                  (d) In case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein. All provisions of this Agreement are severable from one another, and the unenforceability or invalidity of any provision of this Agreement shall not affect the validity or enforceability of the remaining provisions of this Agreement. Should any court or government agency or authority interpreting this Agreement deem any provision to be unreasonably broad or unenforceable, the parties intend for such court, agency or authority, to the greatest extent possible, to reduce the breadth, scope or amount of the provision to the maximum legally allowable parameters or amount rather than deeming such provision completely unenforceable or invalid. If for any reason such court, agency or authority determines that Holder is not permitted to acquire, or Blue River is not permitted to repurchase pursuant to Section 9, the full number of shares of Common Stock provided in Section 1 (as such number may be adjusted pursuant to this Agreement), it is the express intention of Blue River to allow Holder to acquire or to require Blue River to repurchase such lesser number of shares as may be permissible, without any amendment or modification of this Agreement.

                  (e) This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

                  (f) The headings in this Agreement have been inserted solely for convenience and ease of reference and shall not be considered in the interpretation or construction of this Agreement.

                  (g) This Agreement shall be governed by and construed in accordance with the laws of the State of Indiana without giving effect to the choice of law principles thereof.

                  (h) This Agreement supersedes all other prior understandings, commitments, representations, negotiations or agreements, whether oral or written, between the parties hereto relating to the matters contemplated by this Agreement and constitutes the entire agreement between the parties hereto relating to the subject matter hereof.

                  (i) No waiver by any party hereto of any right or provision of this Agreement shall be effective unless the same shall be in writing and signed by the waiving party. The failure in one or more instances of any party to enforce any term or provision of this Agreement or to exercise any right or remedy shall not prohibit any subsequent enforcement or exercise thereof or constitute a waiver of any such term, provision, right or remedy. The waiver by any party hereto of a breach of or noncompliance with any term, covenant, restriction or provision of this Agreement shall not operate or be construed as a continuing waiver or as a waiver of any other or subsequent breach or noncompliance hereunder.

                  (j) This Agreement is the product of negotiation by both parties hereto and shall be deemed to have been drafted by both parties hereto. This Agreement shall be construed in accordance with the fair meaning of its provisions and its language shall not be strictly construed against, nor shall ambiguities be resolved against, either party.

                  (k) For purposes of this Agreement, the term "ENTITY" shall mean any individual, person, proprietorship, partnership, limited liability company, corporation, organization, firm, business, joint venture, association, trade group, trust or other entity whatsoever.

                  (l) Except as otherwise expressly provided by this Agreement, each party shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated under this Agreement, including fees and expenses of its own financial consultants, investment bankers, accountants, and counsel.



                                   * * * * * *

         IN WITNESS WHEREOF, the undersigned have executed, entered into and delivered this Agreement as of the day and year first above written.



                                         BLUE RIVER BANCSHARES, INC.



                                         By: /s/ Russell Breeden, III
                                             -----------------------------------
                                             Russell  Breeden,   III,
                                             Chairman  and  Chief  Executive
                                             Officer


ATTEST:


By:   /s/ Randy J. Collier
     ----------------------------
     Randy J. Collier, Secretary


                                         HEARTLAND BANCSHARES, INC.



                                         By: /s/ Steve Bechman
                                             -----------------------------------
                                             Steve Bechman, President


ATTEST:


By:   /s/ Jeffrey L. Goben
     ---------------------------
     Jeffrey L. Goben, Secretary